UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Great Elm Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders Notice of Meeting GREAT ELM CAPITAL CORP. To Be Held On: May 7, 2020 at 8:30 a.m. Eastern Time online at https://web.lumiagm.com/161212053 COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 4/27/20. Please visit http://www.astproxyportal.com/ast/21105/, where the following materials are available for view: Notice of Annual Meeting of Stockholders Proxy Statement Form of Electronic Proxy Card Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time on May 6, 2020. VIRTUALLY AT THE MEETING: The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/161212053 and be sure to have available the control number included in this Notice. TELEPHONE: Call toll-free 1-800-776-9437 in the United States or 1-718-921-8500 from foreign countries and follow the instructions. You may vote by phone up until 11:59 P.M. Eastern Time on May 6, 2020. MAIL: You may request a proxy card to submit by mail by following the instructions above. The Board of Directors recommends a vote “FOR” the nominees listed in Item 1 and “FOR” Item 2. 1. Election of Directors: NOMINEES: Mark Kuperschmid Michael C. Speller 2. To ratify the appointment of Deloitte & Touche LLP as the Company’s registered independent public accounting firm for the year ending December 31, 2020 Please note that you cannot use this notice to vote by mail.